Exhibit 99.1

               Indalex Announces Third Quarter Results


    LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--Nov. 15, 2007--Indalex
Holdings Finance, Inc. (Indalex or the Company) today announced results for the three months ended September 30, 2007.

    Timothy R.J. Stubbs, President and Chief Executive Officer, said, "The weak state of the market is well documented and we do not see any immediate relief. Against the background of these market conditions, I am pleased with our underlying performance in growth, costs, and cash generation in the quarter."

    For the three months ended September 30, 2007, Adjusted EBITDA decreased by 45%, or $8.7 million, to $10.7 million. The decline was primarily the result of a 17.4% drop in extrusion shipment volume, partially offset by a $3.3 million decrease in selling, general and administrative expenses. For the nine months ended September 30, 2007, Adjusted EBITDA decreased by 52%, or $38.2 million, to $35.6 million, primarily as a result of a 16.2% drop in extrusion shipment volume and a $2.0 million increase in restructuring costs, partially offset by a $6.6 million decrease in selling, general and administrative expenses.

    For the three months ended September 30, 2007, net sales were $274.9 million, compared to $326.1 million for the three months ended October 1, 2006. Extrusion shipment volume fell 17.4% as a result of weak market demand, particularly in the Residential Building and Construction and Transportation end-user markets.

    For the three months ended September 30, 2007, the loss from operations was $5.1 million, compared to income from operations of $2.4 million in the three months ended October 1, 2006. The decrease was primarily due to the drop in extrusion shipment volume, and was partially offset by a $3.3 million decrease in selling, general and administrative expenses and a $1.9 million drop in impairments of long-lived assets. For the three months ended September 30, 2007, unit labor costs were higher, and energy costs were slightly higher as compared to the three months ended October 1, 2006.

    For the three months ended September 30, 2007, our net loss was $13.3 million as compared to a net loss of $4.3 million in the three months ended October 1, 2006. For the three months ended September 30, 2007, net interest expense was $8.1 million as compared to $9.9 million in the three months ended October 1, 2006. The decrease was due to lower interest expense on our 11 1/2% second-priority senior secured notes (the "notes") due 2014, as a result of our repurchase of $71.9 aggregate principal amount of the notes in June of 2007. Net income for the three months ended October 1, 2006 reflects equity income from AAG of $2.8 million.

    For the three months ended September 30, 2007, Indalex generated $12.4 million of cash from operations, compared to cash used in operations of $7.7 million in the prior year. The higher cash generation was due primarily to significant reductions in accounts receivable and inventories, partially offset by the lower Adjusted EBITDA and lower accounts payable for the three months ended September 30, 2007 as compared to the three months ended October 1, 2006. The Company had $102.5 million of borrowings under its revolving credit facility at September 30, 2007.

    For the nine months ended September 30, 2007, net sales were $870.9 million, compared to $990.0 million for the nine months ended October 1, 2006. Extrusion shipment volume fell 16.2% as a result of weak market demand, particularly in the Residential Building and Construction, Transportation, and Distribution end-user markets. Net sales reflect higher base aluminum prices, which were up an average of 5% in the nine months ended September 30, 2007 compared to the nine months ended October 1, 2006.

    For the nine months ended September 30, 2007, the loss from operations was $7.6 million, compared to income from operations of $11.4 million in the nine months ended October 1, 2006. The decrease was due to the drop in extrusion shipment volume, a $2.3 million increase in expenses related to mark-to-market on derivatives, an increase of $2.0 million in restructuring expenses, and an increase in audit and legal expenses related to the registration and exchange of 11 1/2 % second-priority senior secured notes due 2014 and Sarbanes-Oxley compliance. For the nine months ended September 30, 2007, unit labor, and energy costs were slightly higher as compared to the nine months ended October 1, 2006. For the nine months ended October 1, 2006, income from operations was reduced by $7.8 million due to the write up of inventory to fair value as the result of the application of purchase accounting for the Indalex Holdings acquisition (defined below).

    For the nine months ended September 30, 2007, net income was $10.1 million as compared to a net loss of $11.5 million in the nine months ended October 1, 2006. As a result of the sale of the Company's investment in Asia Aluminum Group (AAG), the Company recorded a gain of $51.2 million in the nine months ended September 30, 2007. For the nine months ended September 30, 2007, net interest expense was $27.5 million as compared to $25.9 million in the nine months ended October 1, 2006, primarily due to higher debt levels incurred in connection with the acquisition of the Company in February 2006 being outstanding for the entire period, partially offset by a reduction in interest expense as a result of the repurchase of notes in June of 2007. Net loss for the nine months ended October 1, 2006 also reflects $5.5 million in payments to Sun Capital in connection with the acquisition. Net loss for the nine months ended September 30, 2007 reflects income from AAG of $8.9 million as compared to $5.9 million for the nine months ended October 1, 2006.

    For the nine months ended September 30, 2007, Indalex used $29.6 million of cash in operations, compared to cash used in operations of $4.1 million in the prior year. The higher use of cash was due to a $17.2 million increase in cash paid for interest during the nine months ended September 30, 2007, the decrease in Adjusted EBITDA, and a decrease in accounts payable for the nine months ended September 30, 2007 as compared to the nine months ended October 1, 2006.

    Indalex Holdings Finance, Inc. has scheduled a conference call for Friday, November 16, at 10:00 a.m. ET (9:00 a.m. CT) to discuss financial results. The call-in number is 1-800-230-1093 (U.S) or 1-612-288-0329 (International).

    The financial information of Indalex contained in this press release for periods prior to February 2, 2006 is the combined financial information of Indalex Inc. and Indalex Limited, which were wholly owned by Novar plc and, after March 31, 2005, Honeywell International, Inc. ("Honeywell"). On February 2, 2006, Indalex Holding Corp. acquired the Indalex entities from Honeywell (the "Indalex Holdings acquisition"). Indalex Holding Corp. is a holding company that is a wholly-owned direct subsidiary of Indalex Holdings Finance Inc., which is beneficially owned by affiliates of Sun Capital Partners, Inc., certain other investors and members of the Company's management team. In this press release, the Indalex entities prior to the Indalex Holdings acquisition are referred to as "Predecessor 2" for the period from January 1, 2006 to February 1, 2006. Indalex following the Indalex Holdings acquisition is referred to as "Successor" for the period from February 2, 2006 to October 1, 2006 and for the nine months ended September 30, 2007. The predecessor and successor companies are different reporting entities. Although the results have been combined to facilitate a comparative discussion of the periods presented, this presentation is not in accordance with generally accepted accounting principles and the periods presented are not comparable due to the change in basis of assets that resulted from the application of the purchase method of accounting in connection with the Indalex Holdings acquisition.

    About Indalex Holdings Finance, Inc. and Indalex Holding Corp.

    Indalex Holding Corp., a wholly owned subsidiary of Indalex Holdings Finance Inc., through its operating subsidiaries Indalex Inc. and Indalex Ltd., with headquarters in Lincolnshire, Illinois, is the largest independent producer of soft alloy extrusion products and the second largest aluminum extruder in North America. The company's aluminum extrusion products are widely used throughout industrial, commercial, and residential applications and are customized to meet specific end-user requirements.

    The company's North American network includes two cast houses, 14 extrusion facilities, 37 extrusion presses with circle sizes up to 12 in., a variety of fabrication and close tolerance capabilities, 9 electrostatic paint lines and three anodizing operations.

    For additional information, please visit www.indalex.com.

    About Sun Capital Partners, Inc.

    Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 170 companies worldwide with combined sales in excess of $35 billion since Sun Capital's inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, New York, as well as affiliates with offices in London, Tokyo and Shenzhen. For more information, please visit: www.SunCapPart.com.

    Forward-looking information

    This release contains forward-looking statements with respect to the financial condition, results of operations and business of the Company. Such items are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. The principal important risk factors and uncertainties include, but are not limited to, changes in general economic conditions, aluminum and other material costs, labor costs, interest rates, and other adverse changes in general economic conditions, consumer confidence, competition, currency exchange rates as they affect the Company's Canadian operations, environmental factors, unanticipated legal proceedings, and conditions in end user markets. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                    INDALEX HOLDINGS FINANCE, INC.
                     CONSOLIDATED BALANCE SHEETS
            As of September 30, 2007 and December 31, 2006
                        (Dollars in thousands)
                             (Unaudited)

                                        September 30,   December 31,
                                            2007            2006
                                       --------------- ---------------
ASSETS
Current Assets:
  Cash and cash equivalents                      $960         $11,157
  Accounts receivable, less allowance
   of $6,001 in 2007 and $4,462 in 2006       116,786         103,924
  Receivable from suppliers                     6,956           8,980
  Inventories                                  91,271          67,182
  Prepaid expenses and other current
   assets                                       9,737          10,765
  Deferred income tax                           6,035               -
                                       --------------- ---------------
    Total current assets                      231,745         202,008

  Investment in AAG                                 -          96,950
  Property, plant, and equipment, net         198,458         199,638
  Goodwill                                          -           3,537
  Other intangibles, net                       67,784          78,264
  Deferred financing costs                     10,102          14,594
  Other assets                                  2,198           2,692
                                       --------------- ---------------

    Total assets                             $510,287        $597,683
                                       =============== ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                            $65,498         $66,780
  Income taxes payable                          1,759           2,648
  Deferred income taxes                             -           2,456
  Accrued expenses and other current
   liabilities                                 40,074          38,478
  Accrued interest                              5,120          13,806
  Capital lease obligation                      1,498           1,243
  Checks issued in excess of bank
   balance                                      8,140               -
  Revolver borrowings                         102,500          55,717
                                       --------------- ---------------
    Total current liabilities                 224,589         181,128

Other liabilities                              27,817          30,667
Capital lease obligation                        3,922           4,674
Long-term debt                                196,059         266,957
Deferred income taxes                          33,186          24,859
                                       --------------- ---------------

    Total liabilities                         485,573         508,285
                                       --------------- ---------------

Commitments and contingencies

Stockholders' equity:
  Common stock ($.001 par value per
   share). Authorized shares 2,900,000.
    Issued and oustanding 1,000,114                 1               1
  Additional paid-in capital                   34,632         110,665
  Treasury stock, 90 shares at $111.11
   per share                                      (10)            (10)
  Accumulated retained deficit                (13,834)        (23,898)
  Accumulated other comprehensive
   income                                       3,925           2,640
                                       --------------- ---------------

    Total stockholders' equity                 24,714          89,398
                                       --------------- ---------------

      Total liabilities and
       stockholders' equity                  $510,287        $597,683
                                       =============== ===============


                    INDALEX HOLDINGS FINANCE, INC.
            CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the Periods January 1, 2007 through September 30, 2007, January 1,
                   2006 through February 1, 2006 and
               February 2, 2006 through October 1, 2006
                        (Dollars in thousands)
                             (Unaudited)



                                             Three months ended
                                       -------------------------------

                                       -------------------------------
                                        September 30,    October 1,
                                            2007            2006
                                       --------------- ---------------
                                         (Successor)     (Successor)

Net sales                                    $274,902        $326,073

Costs and expenses:
  Cost of sales                               256,496         296,261
  Selling, general, and administrative         12,522          15,775
  Management fees to affiliates                   250             356
  Amortization of intangible assets             2,565           2,938
  Other (income) expense                        1,249            (546)
  Restructuring charges                           397             499
  Impairment of long-lived assets                 593           2,522
  (Gain) loss on disposal of assets              (121)            218
  Mark-to-market on derivatives                 6,002           5,638
                                       --------------- ---------------
    Total costs and expenses                  279,953         323,661
                                       --------------- ---------------

Income (loss) from operations                  (5,051)          2,412

Other income (expense):
  External interest expense                    (8,157)         (9,865)
  Deferred financing costs                       (525)           (606)
  Interest income                                  25               -
  Gain (loss) on redemption of notes                9               -
  Income from equity method investment
   in AAG                                           -           2,811
  Gain (loss) on sale of equity method
   investment in AAG                              (19)              -
  Affiliated acquisition fees                       -               -
                                       --------------- ---------------

Income (loss) before income taxes             (13,718)         (5,248)

Income tax provision (benefit)                   (407)           (944)
                                       --------------- ---------------

Net income (loss)                            $(13,311)        $(4,304)
                                       =============== ===============

                                      Nine months ended
                       -----------------------------------------------
                                               October 1, 2006
                       --------------- -------------------------------
                        September 30,
                            2007         Jan 1-Feb 1     Feb 2-Oct 1
                       --------------- --------------- ---------------
                         (Successor)   (Predecessor 2)   (Successor)

Net sales                    $870,930        $100,019        $890,008

Costs and expenses:
  Cost of sales               820,324          95,127         819,839
  Selling, general,
   and administrative          39,450           5,548          40,479
  Management fees to
   affiliates                     819             125           1,345
  Amortization of
   intangible assets            7,694             920           7,812
  Other (income)
   expense                      1,896             195             682
  Restructuring
   charges                      2,484               -             499
  Impairment of long-
   lived assets                   816               -           3,009
  (Gain) loss on
   disposal of assets              (1)              -             221
  Mark-to-market on
   derivatives                  5,086          (3,619)          6,420
                       --------------- --------------- ---------------
    Total costs and
     expenses                 878,568          98,296         880,306
                       --------------- --------------- ---------------

Income (loss) from
 operations                    (7,638)          1,723           9,702

Other income
 (expense):
  External interest
   expense                    (27,864)            (24)        (25,926)
  Deferred financing
   costs                       (1,737)              -          (1,616)
  Interest income                 398               -               -
  Gain (loss) on
   redemption of notes         (7,140)              -               -
  Income from equity
   method investment
   in AAG                       8,937             643           5,236
  Gain (loss) on sale
   of equity method
   investment in AAG           51,223               -               -
  Affiliated
   acquisition fees                 -               -          (5,475)
                       --------------- --------------- ---------------

Income (loss) before
 income taxes                  16,179           2,342         (18,079)

Income tax provision
 (benefit)                      6,115             703          (4,964)
                       --------------- --------------- ---------------

Net income (loss)             $10,064          $1,639        $(13,115)
                       =============== =============== ===============

    The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the three months ended September 30, 2007 as compared to the three months ended October 1, 2006:

(in thousands)
                              Three months ended   Three months ended
                              September 30, 2007    October 1, 2006
                             -------------------- --------------------
Net loss                                ($13,311)             ($4,304)
  Add:
Interest expense (net)                     8,132                9,865
Income tax provision
 (benefit)                                  (407)                (944)
Depreciation and amortization             11,222               11,874
                             -------------------- --------------------
EBITDA(1)                                  5,636               16,491

Adjustments:
  Income from equity method
   investment in AAG(2)                        -               (2,811)
  Stock based compensation
   expense(3)                                192                  211
  Impairment of long-lived
   assets(4)                                 593                2,522
  Loss (gain) on disposal of
   fixed assets(5)                          (121)                 218
  Mark-to-market on
   derivatives(6)                          6,002                5,638
  Amortization of deferred
   financing costs(7)                        525                  606
  Gain on redemption of
   Notes(8)                                   (9)                   -
  Loss on sale of equity
   method investment in AAG
   (9)                                        19                    -
  Change in LIFO reserve(10)              (2,094)              (3,433)
                             ==================== ====================
Adjusted EBITDA(1)                       $10,743              $19,442
                             ==================== ====================

    (1) "EBITDA" is net (loss) income before interest expense (net), income tax (benefit) provision, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to exclude items that are not considered by management to be indicative of Indalex's ongoing operating performance. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Indalex's results of operations because such presentation assists in analyzing and benchmarking the performance and value of Indalex's business. EBITDA and Adjusted EBITDA are not measures of Indalex's liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of liquidity. Although Indalex uses EBITDA and Adjusted EBITDA as a financial measure to assess the performance of its business, the use of EBITDA and Adjusted EBITDA as an analytical tool is limited because they do not include certain material costs, such as interest, taxes and depreciation and amortization, which are significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain Indalex's business. Indalex's management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate Indalex's business in the same manner as its management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. EBITDA and Adjusted EBITDA presented in this release are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

    (2) Consists of the Company' approximately 25% investment in AAG, which was accounted for under the equity method. The Company sold its investment in AAG on May 15, 2007.

    (3) Represents the non-cash compensation charge allocable to Indalex Holdings Finance, Inc. stock options granted to Indalex employees.

    (4) Represents non-cash impairments of fixed assets: (i) for the three months ended October 1, 2006, an impairment of $2.5 million related to the sale of our Winton, North Carolina drawn tube facility; and (ii) for the three months ended September 30, 2007, an impairment of $0.6 million related to the idling of a paint line in our Modesto, California, plant.

    (5) Represents non-cash gains and losses on disposals of fixed assets: (i) for the three months ended October 1, 2006, losses in the normal course of business; and (ii) for the three months ended
September 30, 2007, gains recorded in the ordinary course of business.

    (6) Represents unrealized gains and losses on the mark-to-market of foreign currency contracts, interest rate swaps and aluminum hedges.

    (7) Represents the amortization of deferred financing costs related to the issue of the 11 1/2% notes and the revolving credit facility. These costs are being amortized using the straight-line method over the life of the debt.

    (8) For the three months ended September 30, 2007, represents an adjustment of $9,000 to the loss the Company recorded as a result of the redemption of a portion of its outstanding 11 1/2 % second-priority senior secured notes due 2014. In June of 2007, the Company repurchased $71.9 aggregate principal amount of the notes at a 5% premium plus accrued interest. As a result of the repurchase, the Company recorded a loss of $7.1 million, including a repurchase premium of $3.6 million, unamortized debt issue costs of $2.8 million, and unamortized discount on the notes of $0.7 million.

    (9) Represents additional expenses related to the gain on the sale of the Company's equity method investment in AAG for the three months ended September 30, 2007. The Company's equity method investment in AAG was sold in May of 2007.

    (10) The last-in, first-out ("LIFO") method was used for purposes of determining the cost of certain aluminum extrusion inventories. Had the first-in, first-out ("FIFO") method been used, net income would have been $3.4 million lower for the three months ended October 1, 2006 and $2.1 million lower for the three months ended September 30, 2007.

    The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the nine months ended September 30, 2007 as compared to the nine months ended October 1, 2006:

(in thousands)

                    Successor Period                   Predecessor 2
                     from January 1, Successor Period   Period from
                        2007 to       from February    January 1, 2006
                     September 30,      2, 2006 to     to February 1,
                          2007        October 1, 2006       2006
                    ---------------- ---------------- ----------------
Net income (loss)            $10,064        ($13,115)           $1,639
  Add:
Interest expense
 (net)                        27,466           25,926               24
Income tax provision
 (benefit)                     6,115          (4,964)              703
Depreciation and
 amortization                 33,312           31,484            3,741
                    ---------------- ---------------- ----------------
EBITDA(1)                     76,957           39,331            6,107

Adjustments:
  Income from equity
   method investment
   in AAG(2)                 (8,937)          (5,236)            (643)
  Stock based
   compensation
   expense(3)                    594              727                -
  Impairment of
   long-lived assets
   (4)                           816            3,009                -
  (Gain) loss on
   disposal of fixed
   assets(5)                     (1)              221                -
  Mark-to-market on
   derivatives(6)              5,086            6,420          (3,619)
  Amortization of
   deferred
   financing
   costs(7)                    1,737            1,616                -
  Loss on redemption
   of Notes (8)                7,140                -                -
  Dividends from
   equity method
   investment in
   AAG(9)                      5,895            4,891                -
  Gain on sale of
   equity method
   investment in AAG
   (10)                     (51,223)                -                -
  Transaction
   costs(11)                       -                -              743
  Affiliated
   acquisition
   fees(12)                        -            5,475                -
  Purchase
   accounting
   inventory
   adjustments(13)                 -            7,767                -
  Non-Indalex
   items(14)                       -                -               48
  Change in LIFO
   reserve(15)               (2,467)            4,489            2,430
                    ================ ================ ================
Adjusted EBITDA(1)           $35,597          $68,710           $5,066
                    ================ ================ ================

    (1) "EBITDA" is net (loss) income before interest expense (net), income tax (benefit) provision, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to exclude items that are not considered by management to be indicative of Indalex's ongoing operating performance. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Indalex's results of operations because such presentation assists in analyzing and benchmarking the performance and value of Indalex's business. EBITDA and Adjusted EBITDA are not measures of Indalex's liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of liquidity. Although Indalex uses EBITDA and Adjusted EBITDA as a financial measure to assess the performance of its business, the use of EBITDA and Adjusted EBITDA as an analytical tool is limited because they do not include certain material costs, such as interest, taxes and depreciation and amortization, which are significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain Indalex's business. Indalex's management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate Indalex's business in the same manner as its management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. EBITDA and Adjusted EBITDA presented in this release are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

    (2) Consists of the Company's approximately 25% investment in AAG, which was accounted for under the equity method. The Company sold its investment in AAG on May 15, 2007.

    (3) Represents the non-cash compensation charge allocable to Indalex Holdings Finance, Inc. stock options granted to Indalex employees.

    (4) Represents non-cash impairments of fixed assets: (i) for the period from February 2, 2006 to October 1, 2006, an impairment of $2.5 million related to the sale of our Winton, North Carolina drawn tube facility, and an impairment of $0.5 million related to a press in the Company's Connersville, Indiana plant; and (ii) for the nine months ended September 30, 2007, an impairment of $0.6 million related to the idling of a paint line at our Modesto, California plant, and an impairment of $0.2 million related to a surplus handling system at the Company's Kokomo, Indiana plant.

    (5) Represents non-cash losses on disposals of fixed assets: (i) for the period from February 2, 2006 to October 1, 2006, losses in the normal course of business; and (ii) for the nine months ended
September 30, 2007, gains in the normal course of business.

    (6) Represents unrealized gains and losses on the mark-to-market of foreign currency contracts, interest rate swaps and aluminum hedges.

    (7) Represents the amortization of deferred financing costs related to the issue of the 11 1/2% notes and the revolving credit facility. These costs are being amortized using the straight-line method over the life of the debt.

    (8) For the nine months ended September 30, 2007, represents the loss the Company recorded as a result of the redemption of a portion of the Company's 11 1/2 % second-priority senior secured notes due 2014. The Company repurchased $71.9 aggregate principal amount of the notes at a 5% premium plus accrued interest. As a result of the repurchase, the Company recorded a loss of $7.1 million, including a repurchase premium of $3.6 million, unamortized debt issue costs of $2.8 million, and unamortized discount on Notes of $0.7 million.

    (9) Represents cash dividends received from AAG. Under the stockholders agreement governing our investment in AAG, AAG was required to distribute not less than 40% of its net realized profits in each fiscal year to AAG and us. We were therefore entitled to receive cash dividends equal to our approximately 25% share of at least 40% of the net realized profits of AAG. However, cash dividends declared in respect of a fiscal period were sometimes paid in a subsequent period. Due to this timing difference, dividends declared by AAG in respect of earnings for AAG's fiscal year ended June 30, 2005 were not paid until the second quarter of 2006 and dividends declared by AAG in respect of earnings for AAG's fiscal year ended June 30, 2006 were not paid until the second quarter of 2007. Dividends received in 2007 includes $3.9 million received in respect of earnings for AAG's fiscal year ended June 30, 2006, and $2.0 million of special dividends received related to the sale of the Company's equity method investment in AAG on May 15, 2007.

    (10) Represents the one-time gain on the sale of the Company's equity method investment in AAG for the nine months ended September 30, 2007.

    (11) Represents one-time transaction costs related to the Indalex Holdings acquisition.

    (12) Represents one-time affiliated acquisition fees related to the Indalex Holdings acquisition.

    (13) For 2006, as a result of the application of purchase accounting in connection with the Indalex Holding acquisition, the Company adjusted the value of its inventory to fair value at February 2, 2006, which resulted in an increase in cost of sales in the period following the Indalex Holdings acquisition. Because the Company turns its inventory monthly, the Company does not believe that this write-up in the value of inventory had an on-going impact on its results of operations.

    (14) Represents costs related to discontinued Novar plc businesses within the Indalex entities consisting of pension and legal costs in the period from January 1, 2006 to February 1, 2006.

    (15) The last-in, first-out ("LIFO") method was used for purposes of determining the cost of certain aluminum extrusion inventories. Had the first-in, first-out ("FIFO") method been used, net income would have been $2.4 million higher for the period from January 1, 2006 to February 1, 2006; $4.5 million higher for the period from February 2, 2006 to October 1, 2006; and $2.5 million lower for the nine months ended September 30, 2007.

    CONTACT: Indalex Holdings Finance, Inc.
             Patrick Lawlor, 847-810-3116
             patrick_lawlor@indalex.com
             or
             Scott Williams, 847-810-3260
             scott_c_williams@indalex.com